3: AMC Entertainment Inc

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 22, 2004

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE

1-8747

43-1304369

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (816) 221-4000

Item 5. Other Events.

On July 22, 2004, AMC Entertainment Inc. (“AMC”) issued a press release announcing that its board of directors has approved a definitive merger agreement pursuant to which AMC will be acquired by Marquee Holdings Inc., an investment vehicle owned by JPMorgan Partners ("JPMP"), the private equity arm of J.P. Morgan Chase & Co. (NYSE: JPM), and Apollo Management, L.P. ("Apollo"), a private investment firm. JPMP will own approximately 50.1% of the Company following the transaction. Under the terms of the agreement, Apollo will re-invest a substantial portion of its current equity holdings in the Company for approximately 49.9% of the equity in the Company. The total value of the transaction is $2.0 billion ($1.67 billion in equity and the assumption of $748 million in debt less $399 million in cash and equivalents).  The press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statement and Exhibits.

Exhibits:

99.1     July 22, 2004 Press Release

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	July 22, 2004	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer